UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2008

CEC ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Kansas	0-15782	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas	75062
(Address of Principal Executive Offices)	(Zip Code)

(972) 258-8507

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On December 10, 2008, the Board of Directors (the “Board”) of CEC Entertainment, Inc. (the “Company”) approved a succession plan under which, effective December 29, 2008, Richard M. Frank will resign as Chief Executive Officer, but remain as Chairman of the Board, which position may also be referred to as Executive Chairman to reflect his continued duties and responsibilities as an executive officer of the Company.

(c) Appointment of Certain Officers.

Under the succession plan, effective December 29, 2008, the current President, Michael H. Magusiak, 52, will be promoted to the combined role of Chief Executive Officer and President of the Company.

Mr. Magusiak has been President of the Company since June 1994. Mr. Magusiak had previously served as Executive Vice President, Chief Financial Officer and Treasurer from June 1988 to June 1994. He has also served as a member of the Board of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987. Mr. Magusiak holds a B.S. in Accounting from the University of Southern Mississippi, an M.B.A. from the University of Texas-San Antonio and is a Certified Public Accountant.

The full text of the press release relating to Mr. Magusiak’s promotion to Chief Executive Officer and President, and Mr. Frank’s resignation as Chief Executive Officer and continued role as Executive Chairman, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

(e) Compensatory Arrangements of Certain Officers.

In connection with Mr. Magusiak’s promotion to Chief Executive Officer and President, Mr. Magusiak’s annual salary will be increased from $650,000 to $750,000, effective December 29, 2008. It is anticipated that Mr. Magusiak’s target bonus and restricted stock award, if any, will be determined by the Compensation Committee of the Board in connection with its consideration of the Company’s 2009 Bonus Plan and restricted stock awards which have yet to be approved. Mr. Magusiak will continue to be eligible for the same benefits as before under the executive agreements filed in the Company’s Annual Report on Form 10-K on February 28, 2008.

In connection with Mr. Frank’s resignation as Chief Executive Officer, Mr. Frank’s annual salary for service as Executive Chairman will be decreased from $900,000 to $750,000, effective December 29, 2008. It is anticipated that Mr. Frank’s target bonus and restricted stock award, if any, will be determined by the Compensation Committee of the Board in connection with its consideration of the Company’s 2009 Bonus Plan and restricted stock awards which have yet to be approved. Mr. Frank will continue to be eligible for the same benefits as before under the executive agreements filed in the Company’s Annual Report on Form 10-K on February 28, 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, the Board approved an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”) modifying certain of the provisions related to notice of Board meetings and the calling, holding and conducting of committee meetings of the Board. Under the Amended Bylaws, Section 16 of the previous Bylaws was deleted and Sections 18, 21 and 48 of the previous Bylaws were amended to, among other things, provide the Company with more flexibility in the method and timing of providing directors with notice of regular and special meetings, explicitly provide committees of the Board with flexibility in establishing the methods used to call, hold and conduct meetings, and clarify when notice is deemed to be given by certain forms of communication.

The preceding description of the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws that are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title
3.1	Amended and Restated Bylaws of CEC Entertainment, Inc., amended December 10, 2008

99.1	Press Release dated December 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: December 10, 2008	By:	/s/ Christopher D. Morris
Christopher D. Morris
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Amended and Restated Bylaws of CEC Entertainment, Inc., amended December 10, 2008

99.1	Press Release dated December 10, 2008

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